Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of September 10, 2024, by and among the undersigned holders of common stock (the “Stockholders”) of FARMHOUSE, INC., a Nevada Corporation (the “Company”) listed on Schedule A (together with any subsequent stockholders, or any transferees, who become parties hereto pursuant to Section 4.1 below).  Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Stock Exchange Agreement (as defined below).

RECITALS

A.Concurrently with the execution of this Agreement, the Company, THROWN, LLC, a Delaware limited liability company (“Thrown”) and the Members of Thrown have entered into a Share Exchange Agreement, which provides for the issuance of shares of Common Stock of the Company to Thrown, in exchange for the membership interests of Thrown (the “Share Exchange Agreement”).

B.The parties also desire to enter into this Agreement to set forth their agreements and understandings with respect to certain other matters, as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.Voting Provisions Regarding Maintenance of Board.  Each Stockholder agrees to vote, or cause to be voted, all Shares (as defined below) owned or to be owed by such Stockholder, or over which such Stockholder has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the board of directors of the Company (the “Board”) as well as the persons serving as directors remains the same as it is as of the date hereof, with the exception of the addition of one additional Thrown nominee, until the second anniversary of the date hereof.  For purposes of this Agreement, the term “Shares” shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock by whatever name called, now owned or subsequently acquired by a Stockholder, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

2.Voting Provisions Regarding the Transaction Proposal and Exchange Proposal.

(a)  At any meeting of the shareholders of the Company, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the shareholders of the Company is sought, each Stockholder shall (i) appear at each such meeting or otherwise cause all of its Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted), or execute and deliver a written consent (or cause a written consent to be executed and delivered) covering, all of its outstanding Shares]:

(i) in favor of the Share Exchange Agreement, and all documents and instruments contemplated therein, with such specific additional terms and conditions as shall be approved by the board of the Company;

(ii) in favor of any final documentation required or advisable for consummation of the  Transactions contemplated by the Share Exchange Agreement, the Earnout Agreement, and the Management Agreement, respectively, as shall be approved by the board of the Company (the “Transaction Documents”);

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Execution Version

(iii)  in favor of issuance of capital stock in connection with the Transaction Documents;

(iv) against any merger agreement, merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company that would conflict with or contravene those contemplated by the Transaction Documents;

(v)  against any change in the business, management or Board of Directors of the Company;

(vi) against any proposal, action or agreement that would (A) impede, frustrate, prevent or nullify any provision of this Agreement, the Transaction Documents, (B) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement under the Transaction Documents, or (C) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, the Company except as contemplated by the Transaction Documents; and

(vii) in favor of establishment of an officer/director/employee stock incentive plan with a share pool of approximately 15% of the outstanding shares of common stock of the Company, and the filing of a Registration Statement on Form S-8 for such plan and the filing of a Registration Statement on the appropriate form thereof;

(b) Each Stockholder hereby agrees that it shall not commit or agree to take any action inconsistent with the obligations set forth in this Section 2.

3.Legend. Each certificate representing Shares held by parties hereto shall be endorsed with the following legend:

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF STOCK OF THE CORPORATION.  COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.

The Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in this Section 3 above to enforce the provisions of this Agreement, and the Company agrees to promptly do so.  The legend shall be removed upon termination of this Agreement at the request of the holder.

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4.Miscellaneous.

4.1.Transfers.  Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit B.  Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder.  The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4.1.  Each certificate representing the Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4.1.

4.2.Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent the laws of Delaware are mandatorily applicable to the Transactions.

4.4.Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.5.Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6.Consent Required to Amend, Terminate or Waive.  This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) the Stockholders holding at least a majority of the Shares then held by the Stockholders.  Any amendment, termination or waiver effected in accordance with this Section 4.6 shall be binding on each party and all of such party’s successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.  For purposes of this Agreement, the requirement of a written instrument may be satisfied in the form of an action by written consent of the Stockholders circulated by the Company and executed by the Stockholder parties specified, whether or not such action by written consent makes explicit reference to the terms of this Agreement.

4.7.Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.8.Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.9.Entire Agreement.  This Agreement (including the schedules and exhibits hereto) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.10.Stock Splits, Stock Dividends, etc.  In the event of any issuance of Shares of the Company’s voting securities hereafter to any of the Stockholders (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth herein.

4.11.Manner of Voting.  The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.  For the avoidance of doubt, voting of the Shares pursuant to the Agreement need not make explicit reference to the terms of this Agreement.

4.12.Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the Transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder

4.13.Dispute Resolution.  Any unresolved controversy or claim arising out of or relating to this Agreement, except as (i) otherwise provided in this Agreement, or (ii) any such controversies or claims arising out of either party’s intellectual property rights for which a provisional remedy or equitable relief is sought, shall be determined by arbitration in Los Vegas, Nevada before an arbitrator. The arbitration shall be administered by JAMS pursuant to JAMS’ Streamlined Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

[Signature Page Follows]

Execution Version

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

SHAREHOLDERS:

Signature:

Name:

Shares:

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Execution Version

SCHEDULE A

SHAREHOLDERS

Name and Address	Shares[2]	Address

2 This column does not include shares issuable under the Earn-Out Agreement, one of the Transaction Documents; the Agreement, however, includes these and any after acquired shares.

Execution Version

EXHIBIT B

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed on ___________________, 20__, by the undersigned (the “Holder”) pursuant to the terms of that certain Voting Agreement dated as of September 10, 2024 (the “Agreement”), by and among the Farmhouse, Inc., a Nevada corporation (the “Company”) and certain of its Stockholders, as such Agreement may be amended or amended and restated hereafter.  Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Adoption Agreement, the Holder agrees as follows.

1.1Acknowledgement.  Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Stock”) as a transferee of Shares from a party in such party’s capacity as a “Stockholder” bound by the Agreement, and after such transfer, Holder shall be considered a “Stockholder” for all purposes of the Agreement.

1.2Agreement.  Holder hereby (a) agrees that the Stock, and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3Notice.  Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER:

By:

Name and Title of Signatory

Address:

EMail: